DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT

File No. 19872063 D Pages 2
Fee Paid $ 50
DCN 2123331800040 STCK
-----FILED-----------------------
11/28/2012

Julie R Flynn
Deputy Secretary of State

A True Copy When Attested By Signature
Julie R Flynn
Deputy Secretary of State

Northeast Bancorp
(Name of Corporation)

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST: The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A attached, was adopted on (date) November 28, 2012.

The amendment was duly approved as follows: ("X" one box only.)

- [ ] by the incorporators – shareholder approval was not required **OR**
- [ ] by the board of directors – shareholder approval was not required **OR**
- [X] by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND: If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit ____ or as follows:

THIRD: The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is ______________________.

DATED November 28, 2012

*By ______________________
(signature of any duly authorized person)

Claire S. Bean, Chief Financial Officer
(type or print name and capacity)

*This document **MUST** be signed by any duly authorized officer **OR** the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
TEL. (207) 624-7752

FORM NO. MBCA-9 (1 of 1) Rev. 8/1/2004

EXHIBIT A

ARTICLES OF AMENDMENT
OF
NORTHEAST BANCORP

     Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation, as amended, is hereby amended by replacing the first paragraph of said Article FOURTH with the following:

“SHARES – The total number of shares of all classes of stock that the corporation shall have authority to issue is 29,000,000, of which 25,000,000 shares, $1.00 par value, shall be a separate class designated as Voting Common Stock (“Voting Common Stock”), 3,000,000 shares, $1.00 par value, shall be a separate class designated as Non-Voting Common Stock (“Non-Voting Common Stock,” and together with Voting Common Stock, “Common Stock”) and 1,000,000 shares, $1.00 par value, shall be a separate class designated as Preferred Stock (“Preferred Stock”), of which 4,227 are designated as shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A.”